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                                                                  EXHIBIT 10.115



                           MIDCOM COMMUNICATIONS INC.
                   REVISED AND RESTATED 1993 STOCK OPTION PLAN
AS AMENDED ON FEBRUARY 21, 1994, MARCH 28, 1994, JULY 26, 1995 AND JULY 25, 1996
                             STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT is entered into as of the 25th day of November, 1996 ("Date of Grant"), by and between MIDCOM Communications, Inc., a Washington corporation (the "Company"), and David Wiegand (the "Optionee" or "Consultant").

1. Grant of Option. Subject to the terms and conditions hereof and the Company's 1993 Stock Option Plan in the form thereof in effect on the date hereof and attached hereto as Exhibit 1.1 (the "Plan"), the Company hereby Grants to the Optionee the right and option (the "Option") to purchase up to 150,000 (One Hundred Fifty Thousand) shares (the "Shares") of the common stock, $.0001 par value, of the Company, at a price per share of $10.00 (the "Exercise Price"). This Option is intended not to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended. In the case of any stock split, stock dividend or like change , the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan. The Option shall be vested and become exercisable according to the following schedule:

       THE OPTION IS FULLY VESTED AND EXERCISABLE AS OF NOVEMBER 25, 1996

2. Termination of Option. The Option shall terminate, to the extent not previously exercised, ten years from the Date of Grant , or in the event David Wiegand or Maria Wiegand ("Optionee's Spouse") files a complaint in any court against the Company or any Company Affiliate (as defined in that certain Release and Settlement Agreement (the "Settlement Agreement") between the Company and David and Maria Wiegand of December 27, 1996) in accordance with Section 6(b) of the Settlement Agreement or in violation of the Settlement Agreement. Notwithstanding any provision of the Plan to the contrary, the Option shall not terminate before the date set forth in this Section 2, even if Optionee dies, or becomes disabled, or Optionee's contractual relationship (as consultant or otherwise) terminates, or any other event or circumstance occurs that would otherwise result in termination of the Option under the Plan.

3. Non-transferable. Except as provided for in the Plan, this Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, or to a trust or series of trusts which are established solely for the benefit of the immediate family members of the Optionee or a partnership or partnerships of which the only partners are members of the Optionee's immediate family provided, however that no further transfer of the Option may be consummated by any such transferee, and shall not be subject to execution, attachment or similar process. Except with the consent of the Administrator, any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby, contrary to the provisions hereof, and any sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.


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4. Exercise. Subject to Sections 1 and 2 hereof and the Plan, this Option may be exercised in whole or in part at any time and from time to time by means of a written notice of exercise signed and delivered by the Optionee or a permitted transferee (or, in the case of exercise after death of the Optionee by the executor, administrator, heir or legatee of the Optionee), as the case may be to the Company at the address set forth herein for notices to the Company. Such notice (a) shall state the number of Shares to be purchased and the date of exercise, and (b) shall be accompanied by shares of the Company's stock having an aggregate fair market value (measured by the closing price of the Common
Stock on the NASDAQ National Market on the date of exercise) equal to the exercise price, or by net issuance of the number of shares for which the Option is exercised less a number of shares having an aggregate fair market value (measured by the closing price of the Common Stock on the NASDAQ National Market on the date of exercise) equal to the exercise price, or by delivery of payment of the full exercise price in cash, by certified or cashier's check or by delivery of such other consideration as the administrator of the Plan may approve.

5. Withholding. Prior to delivery of any Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal and state income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of the Option, collect from Optionee the amount of any such tax to the extent not previously withheld to the extent required.

6. Rights of the Optionee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon Optionee any right to, or guarantee of, a continued consulting relationship by the Company, or in any way limit the right of the Company to terminate such relationship of Optionee at any time, subject to the terms of any employment agreements between the Company and Optionee.

7. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be hand delivered or mailed. Notice and other communications shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, or (ii) three (3) days after the date of the postmark affixed by the United States Postal Service or its successor.

8. Professional Advice. The acceptance and exercise of the Option and the sale of Option Stock may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Option Stock.

9. Agreement Subject to Plan. This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan which terms and conditions are incorporated herein by reference. Should any conflict exist between the provisions of the Plan (including any amendments thereto) and those of this Agreement, those of this Agreement shall govern and control. Except as noted below in this section this Agreement sets forth the entire and exclusive understanding between the Company and Optionee with respect to the Option and shall be deemed to integrate, replace and supersede all previous communications, representations or agreements between the parties with respect to the subject matter hereof, whether written or oral, provided, however, the Company shall have the right to amend the Plan to the extent necessary to preserve the qualification of the Plan for tax purposes or to comply with federal or state securities laws or other applicable law or government


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regulation if the amendment would have no material adverse effect upon the
Optionee, the Option or the Option Shares, or if Optionee has given his prior written consent to the amendment.

10. Notwithstanding Section 5(l) of the Plan, the Company shall issue the Shares to the Optionee upon exercise of the Option even if such Shares issued thereunder are not registered under the Securities Act of 1933 (the "Securities Act") if the Optionee agrees not to engage in any sale or distribution of the Shares in violation of the Securities Act. Optionee agrees: (i) to furnish the Plan Administrator with such documentation as may from time to time be necessary to comply with federal and state securities laws, (ii) the shares will be issued only in compliance with relevant laws including securities laws, and (iii) to make arrangements with the Plan Administrator to satisfy any applicable federal, state or local withholding tax obligations that may arise in connection with the exercise of the Option. If the Optionee is not able to sell all shares issued to the Optionee upon exercise of the Option freely into the public markets by virtue of registration of exercise of the Option on Form S-8, or pursuant to Rule 144, then the Company will provide at its own expense an effective resale registration statement covering the sale of the shares of common stock issuable upon exercise of the Option for a period of up to 12 months. In connection with such resale registration statement, the Company will indemnify the Optionee against any liabilities he incurs related to any inaccuracy in or omission from the registration statement or related prospectus other than those arising from information provided by the Optionee for inclusion therein or information which Optionee has confirmed as accurate. The provisions of this Section 10 supersede
Section 5(l) of the Plan.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without regard to its conflicts of laws principles to the contrary, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

12. Authority; Binding Effect. The Company represents and warrants that it has all power and authority to enter into and perform this Agreement, that the Plan Administrator has approved the Option and this Agreement and the provisions hereof that differ from the Plan, and that this Agreement is enforceable against the Company in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MIDCOM COMMUNICATIONS INC.                  OPTIONEE:



By:  /s/ PAUL P. SENIO                      /s/ DAVID WIEGAND
   ----------------------------------       -------------------------------
   Paul P. Senio,                               David Wiegand
   Vice President and General Counsel

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                                           EXHIBIT 1.1 TO STOCK OPTION AGREEMENT


                           MIDCOM COMMUNICATIONS INC.

                              REVISED AND RESTATED
                             1993 STOCK OPTION PLAN





                 [Filed as Exhibit 10.25 to Amendment No. 1 to
                the Company's Registration Statement on Form S-1
                             (file no. 333-14427)]





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